EXHIBIT 10(a)


                       MERGER AGREEMENT

                             AMONG

                 INSITUFORM MID-AMERICA, INC.

                     IMA MERGER SUB, INC.

                      ENVIROQ CORPORATION

                              AND

                    NEW ENVIROQ CORPORATION


                       November 2, 1994
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                       TABLE OF CONTENTS
                                                          Page

                           ARTICLE I
                       CAPITALIZED TERMS

     Section 1.1   Capitalized Terms. . . . . . . . . . . .  1

                          ARTICLE II
                    THE MERGER TRANSACTION

     Section 2.1   The Merger . . . . . . . . . . . . . . .  1
     Section 2.2   Effect of Merger . . . . . . . . . . . .  1
     Section 2.3   Conversion of Enviroq Shares . . . . . .  2
     Section 2.4   Stock Options. . . . . . . . . . . . . .  2
     Section 2.5   Conversion of Capital Stock of the
                   Merger Subsidiary. . . . . . . . . . . .  2
     Section 2.6   Procedure for Payment. . . . . . . . . .  2
     Section 2.7   Certificate of Incorporation and
                   Bylaws . . . . . . . . . . . . . . . . .  3
     Section 2.8   Directors and Officers . . . . . . . . .  3
     Section 2.9   The Closing. . . . . . . . . . . . . . .  3
     Section 2.10  Actions at the Closing . . . . . . . . .  3
     Section 2.11  Closing of Transfer Records. . . . . . .  4
     Section 2.12  Transaction Costs. . . . . . . . . . . .  4
     Section 2.13  Offset for Expense Deficit . . . . . . .  4

                          ARTICLE III
                    ADDITIONAL TRANSACTIONS

     Section 3.1   Employment Agreement . . . . . . . . . .  4
     Section 3.2   Excluded Assets. . . . . . . . . . . . .  5
     Section 3.3   Indemnification; Insurance . . . . . . .  5
     Section 3.4   Covenant Not to Compete and
                   Consulting Agreements. . . . . . . . . .  6
     Section 3.5   Continuing Obligations . . . . . . . . .  7

                          ARTICLE IV
                           COVENANTS

     Section 4.1   General. . . . . . . . . . . . . . . . .  7
     Section 4.2   Notices and Consents . . . . . . . . . .  7
     Section 4.3   Approval of Stockholders of
                   Enviroq. . . . . . . . . . . . . . . . .  7
     Section 4.4   Proxy Statement, Registration
                   Statement, Etc . . . . . . . . . . . . .  8
     Section 4.5   Regulatory Matters and Approvals . . . .  8
     Section 4.6   Operation of Business. . . . . . . . . .  9
     Section 4.7   Access to Books and Records. . . . . . . 10
     Section 4.8   Notice of Developments . . . . . . . . . 10



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                           ARTICLE V
               CONDITIONS TO OBLIGATION TO CLOSE

     Section 5.1   Conditions to Obligations of
                   Purchaser and Merger Subsidiary. . . . . 11
     Section 5.2   Conditions to Obligation of
                   Enviroq. . . . . . . . . . . . . . . . . 12

                          ARTICLE VI
                          TERMINATION

     Section 6.1   Termination of Agreement . . . . . . . . 14
     Section 6.2   Effect of Termination. . . . . . . . . . 14
     Section 6.3   Objections to Breaches by Enviroq. . . . 15
     Section 6.4   Confidentiality Upon Termination . . . . 15
     Section 6.5   Non-Solicitation of Employees After
                   Termination. . . . . . . . . . . . . . . 16

                          ARTICLE VII
                     WARRANTIES OF ENVIROQ

     Section 7.1   Organization, Qualification, and
                   Corporate Power. . . . . . . . . . . . . 16
     Section 7.2   Capitalization . . . . . . . . . . . . . 16
     Section 7.3   Non-contravention. . . . . . . . . . . . 17
     Section 7.4   Brokers' Fees. . . . . . . . . . . . . . 17
     Section 7.5   Title to Assets. . . . . . . . . . . . . 17
     Section 7.6   Subsidiaries . . . . . . . . . . . . . . 17
     Section 7.7   Financial Statements . . . . . . . . . . 18
     Section 7.8   Events Subsequent to Most Recent
                   Fiscal Year End. . . . . . . . . . . . . 19
     Section 7.9   Undisclosed Liabilities. . . . . . . . . 20
     Section 7.10  Legal Compliance . . . . . . . . . . . . 21
     Section 7.11  Tax Matters. . . . . . . . . . . . . . . 21
     Section 7.12  Real Property. . . . . . . . . . . . . . 21
     Section 7.13  Intellectual Property. . . . . . . . . . 23
     Section 7.14  Tangible Assets. . . . . . . . . . . . . 24
     Section 7.15  Inventory. . . . . . . . . . . . . . . . 24
     Section 7.16  Contracts. . . . . . . . . . . . . . . . 24
     Section 7.17  Notes and Accounts Receivable. . . . . . 26
     Section 7.18  Insurance. . . . . . . . . . . . . . . . 26
     Section 7.19  Litigation . . . . . . . . . . . . . . . 27
     Section 7.20  Employees. . . . . . . . . . . . . . . . 27
     Section 7.21  Employee Benefits. . . . . . . . . . . . 27
     Section 7.22  Guaranties . . . . . . . . . . . . . . . 29
     Section 7.23  Environment, Health, and Safety. . . . . 29





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                         ARTICLE VIII
                    WARRANTIES OF PURCHASER

     Section 8.1   Organization . . . . . . . . . . . . . . 30
     Section 8.2   Financing. . . . . . . . . . . . . . . . 30
     Section 8.3   Authorization of Transaction . . . . . . 30
     Section 8.4   Non-contravention. . . . . . . . . . . . 30
     Section 8.5   Brokers' Fees. . . . . . . . . . . . . . 31
     Section 8.6   Registration Statement and Proxy
                   Statement. . . . . . . . . . . . . . . . 31

                          ARTICLE IX
             LIMITED SURVIVAL AND INDEMNIFICATION

     Section 9.1   Survival . . . . . . . . . . . . . . . . 31
     Section 9.2   Indemnification by New Enviroq . . . . . 31
     Section 9.3   Right of Offset. . . . . . . . . . . . . 32
     Section 9.4   Withholding and Offset Procedure . . . . 32
     Section 9.5   Limitations on Indemnification by
                   New Enviroq. . . . . . . . . . . . . . . 32

                           ARTICLE X
                      GENERAL PROVISIONS

     Section 10.1  Nonsurvival of Representations and
                   Warranties . . . . . . . . . . . . . . . 33
     Section 10.2  Press Releases and Public
                   Announcements. . . . . . . . . . . . . . 33
     Section 10.3  No Third-Party Beneficiaries . . . . . . 33
     Section 10.4  Entire Agreement . . . . . . . . . . . . 33
     Section 10.5  Succession and Assignment. . . . . . . . 34
     Section 10.6  Counterparts . . . . . . . . . . . . . . 34
     Section 10.7  Headings . . . . . . . . . . . . . . . . 34
     Section 10.8  Notices. . . . . . . . . . . . . . . . . 34
     Section 10.9  Governing Law. . . . . . . . . . . . . . 35
     Section 10.10 Amendments and Waivers . . . . . . . . . 35
     Section 10.11 Severability . . . . . . . . . . . . . . 36
     Section 10.12 Construction . . . . . . . . . . . . . . 36
     Section 10.13 Incorporation of Exhibits and
                   Schedules. . . . . . . . . . . . . . . . 36

                          ARTICLE XI
                          DEFINITIONS

     Section 11.1  "Adverse Consequences" . . . . . . . . . 36
     Section 11.2  "Affiliate". . . . . . . . . . . . . . . 36
     Section 11.3  "Business Day" . . . . . . . . . . . . . 36
     Section 11.4  "Certificate of Merger". . . . . . . . . 36
     Section 11.5  "Closing". . . . . . . . . . . . . . . . 36
     Section 11.6  "Closing Date" . . . . . . . . . . . . . 36
     Section 11.7  "Code" . . . . . . . . . . . . . . . . . 36

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     Section 11.8  "Confidential Information" . . . . . . . 37
     Section 11.9  "Delaware General Corporation Law" . . . 37
     Section 11.10 "Effective Time" . . . . . . . . . . . . 37
     Section 11.11 "Employee Benefit Plan". . . . . . . . . 37
     Section 11.12 "Employee Pension Benefit Plan". . . . . 37
     Section 11.13 "Employee Welfare Benefit Plan". . . . . 37
     Section 11.14 "Environmental, Health, and Safety
                    Laws" . . . . . . . . . . . . . . . . . 37
     Section 11.15 "Enviroq". . . . . . . . . . . . . . . . 37
     Section 11.16 "Enviroq Share". . . . . . . . . . . . . 37
     Section 11.17 "Enviroq Shareholder". . . . . . . . . . 38
     Section 11.18 "ERISA". . . . . . . . . . . . . . . . . 38
     Section 11.19 "Extremely Hazardous Substance". . . . . 38
     Section 11.20 "Fiduciary". . . . . . . . . . . . . . . 38
     Section 11.21 "Financial Statement". . . . . . . . . . 38
     Section 11.22 "Financing Commitment" . . . . . . . . . 38
     Section 11.23 "GAAP" . . . . . . . . . . . . . . . . . 38
     Section 11.24 "Hart-Scott-Rodino Act". . . . . . . . . 38
     Section 11.25 "Intellectual Property". . . . . . . . . 38
     Section 11.26 "Knowledge". . . . . . . . . . . . . . . 38
     Section 11.27 "Merger Consideration" . . . . . . . . . 39
     Section 11.28 "Merger Subsidiary". . . . . . . . . . . 39
     Section 11.29 "Most Recent Balance Sheet". . . . . . . 39
     Section 11.30 "Most Recent Financial Statements" . . . 39
     Section 11.31 "Most Recent Fiscal Month End" . . . . . 39
     Section 11.32 "Most Recent Fiscal Year End". . . . . . 39
     Section 11.33 "Multi-employer Plan". . . . . . . . . . 39
     Section 11.34 "Objection". . . . . . . . . . . . . . . 39
     Section 11.35 "Ordinary Course of Business". . . . . . 39
     Section 11.36 "PBGC" . . . . . . . . . . . . . . . . . 39
     Section 11.37 "Party". . . . . . . . . . . . . . . . . 39
     Section 11.38 "Person" . . . . . . . . . . . . . . . . 39
     Section 11.39 "Principal Shareholders" . . . . . . . . 39
     Section 11.40 "Prohibited Transaction" . . . . . . . . 39
     Section 11.41 "Purchaser". . . . . . . . . . . . . . . 40
     Section 11.42 "Reportable Event" . . . . . . . . . . . 40
     Section 11.43 "Requisite Stockholder Approval" . . . . 40
     Section 11.44 "Exchange Act" . . . . . . . . . . . . . 40
     Section 11.45 "Security Interest". . . . . . . . . . . 40
     Section 11.46 "Subordinated Promissory Note" . . . . . 40
     Section 11.47 "Subsidiary" . . . . . . . . . . . . . . 40
     Section 11.48 "Surviving Corporation". . . . . . . . . 40
     Section 11.49 "Tax Returns". . . . . . . . . . . . . . 40
     Section 11.50 "Taxes". . . . . . . . . . . . . . . . . 41

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                       MERGER AGREEMENT

     THIS MERGER AGREEMENT (this "Agreement") entered into as of the 2nd day of November, 1994, by and between Insituform Mid-America, Inc., a Delaware corporation ("Purchaser"), IMA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser ("Merger Subsidiary"), New Enviroq Corporation, a Delaware corporation ("New Enviroq"), and ENVIROQ Corporation, a Delaware corporation ("Enviroq"). Purchaser, Merger Subsidiary, New Enviroq, and Enviroq are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which the Purchaser will acquire all of the outstanding capital stock of Enviroq for cash through a reverse subsidiary merger of the Merger Subsidiary with and into Enviroq.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                           ARTICLE I
                       CAPITALIZED TERMS

     Section 1.1 Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in Article XI below.

                          ARTICLE II
                    THE MERGER TRANSACTION

     Section 2.1 The Merger. On the terms and subject to the conditions contained in this Agreement, Merger Subsidiary will merge with and into Enviroq (the "Merger"). Enviroq shall be the corporation surviving the Merger (the "Surviving Corporation").
The Merger shall become effective at the time (the "Effective Time") Enviroq and Merger Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware.

     Section 2.2 Effect of Merger. At the Effective Time, (a) the separate existence of Merger Subsidiary shall cease; (b) Enviroq shall continue as the Surviving Corporation unimpaired and unaffected by the Merger (except as otherwise set forth herein), with all the rights, privileges, immunities, and powers, and subject to all of the duties and liabilities, of a corporation organized under the laws of the state of Delaware; (c) each of the issued and outstanding shares of Merger Subsidiary shall be exchanged for and converted into shares of the Surviving Corporation, as provided in Section 2.5 below, so that Purchaser shall own all of the issued and outstanding capital stock of the Surviving Corporation; (d) each of the issued and outstanding shares of Enviroq shall be exchanged for and converted into the right to receive the Merger Consideration, as provided in Section

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2.3 below; (e) Enviroq shall possess all of the rights, privileges, immunities, and powers of Merger Subsidiary and shall be responsible and liable for all of the liabilities and obligations of Merger Subsidiary, except as otherwise provided by law; (f) Enviroq shall be vested with title to all the property, real and personal, and every other asset of Merger Subsidiary, specifically excepting the Excluded Assets identified in Section 3.2 below; and
(g) at the Effective Time, Enviroq shall change its name in such a fashion as to make the name "Enviroq" available for use by New Enviroq, as provided in Section 3.2 below.

     Section 2.3 Conversion of Enviroq Shares. At and as of the Effective Time, (a) each Enviroq Share shall be converted into the right to receive its proportional share of the Merger Consideration, consisting of an amount equal to $15,250,000 in cash and (b) all shares owned by Purchaser shall be canceled. No Enviroq Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.3 after the Effective Time. The Merger Consideration shall be in addition to the payments described in Section 3.4, below, the Excluded Assets described in Section 3.2, and the obligations of Section 3.5.

     Section 2.4 Stock Options. At the Effective Time, each unexercised option to acquire Enviroq shares whose exercise price is less than their proportional share of the Merger Consideration ("In-the-Money Options") shall be converted into a right to receive their proportional share of the Merger Consideration. Each In-the-Money Option shall be converted into the right to receive cash equal to the per share value of the Merger Consideration (determined by taking into consideration all the outstanding Enviroq shares plus all In-the-Money Options ("Enviroq Shares and Options") less the exercise price of such In-the-Money Option plus an amount equal to the aggregate exercise price for all In-the-Money Options divided by the aggregate number of Enviroq Shares and Options. All options that are not In-the-Money Options shall terminate at the Effective Time.

     Section 2.5 Conversion of Capital Stock of the Merger Subsidiary. At and as of the Effective Time, each share of common stock, $.01 par value per share, of the Merger Subsidiary shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation, so that thereafter Purchaser will be the sole owner of all the equity securities of the Surviving Corporation.

     Section 2.6   Procedure for Payment.

          (a) Immediately after the Effective Time , (i) Purchaser will furnish to Amsouth Bank, Birmingham, Alabama or another qualified transfer agent mutually acceptable to the Parties

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("Paying Agent") a corpus ("Payment Fund"), consisting of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Enviroq Shares and (ii) Purchaser will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in customary form to each record holder of outstanding Enviroq Shares for the holder to use in surrendering the certificates which represented Enviroq Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Enviroq Shares.

          (b) Purchaser may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining one year after the Effective Time, and thereafter, all former stockholders of Enviroq shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof, with respect to the cash payable upon surrender of their certificates.

          (c) If any portion of the Merger Consideration is to be issued to a person other than the person in whose name the certificate representing Enviroq Shares surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer (with such signature guarantees as may be required by the letter of transmittal) and that any transfer tax arising therefrom shall be provided for or paid by the proposed transferor.

     Section 2.7 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation and Bylaws of the Merger Subsidiary immediately prior to the Effective Time, including the requirement that the name of the Surviving Corporation will be changed from "Enviroq Corporation," as provided in Sections 2.2(g) and 3.2 hereof.

     Section 2.8 Directors and Officers. The directors and officers of the Merger Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). At the Effective Time, Purchaser shall cause the election of James
J. Baird, Jr., as President and Chief Operating Officer of the Surviving Corporation.

     Section 2.9 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Martin, Ade, Birchfield & Mickler, P.A., 3000 Independent Square, Jacksonville, Florida, commencing at 9:00 a.m.

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local time on the tenth (10th) Business Day following the
satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than February 28, 1995.

     Section 2.10 Actions at the Closing. At the Closing, (i) Enviroq will deliver to Purchaser and the Merger Subsidiary the various certificates, instruments, and documents referred to in
Section 5.1 below, (ii) Purchaser and the Merger Subsidiary will deliver to Enviroq the various certificates, instruments, and documents referred to in Section 5.2 below, (iii) Enviroq and the Merger Subsidiary will file with the Secretary of State of the State of Delaware Certificate of Merger in the form attached hereto as Exhibit "A" (the "Certificate of Merger"), (iv) Purchaser will cause the Surviving Corporation to deliver the Merger Consideration to the Enviroq Shareholders in accordance with this Agreement and
(v) Purchaser will deliver to New Enviroq Purchaser's Subordinated Promissory Note with interest at 6% per annum in respect of New Enviroq's and the Principal Shareholders' agreements not to compete as referenced in Section 3.4(a), and New Enviroq hereby expressly agrees to the subordination provisions set forth therein.

     Section 2.11  Closing of Transfer Records.  At the Effective
Time, transfers of Enviroq Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     Section 2.12 Transaction Costs. Each of the parties shall be responsible for their own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby. The expenses paid or incurred by Enviroq prior to Closing in connection with the transactions contemplated by this Agreement, including, but not limited to, those expenses incurred in connection with (i) the separation of the Excluded Assets; (ii) the registration of New Enviroq shares;
(iii) the Proxy Statement; (iv) Paying Agent charges; (v) attorneys' fees and disbursements; (vi) accounting fees and disbursements; (vii) investment banking fees and disbursements, including costs associated with the fairness opinion referenced in
Section 5.2(h); and (viii) printing costs, shall be the responsibility of New Enviroq and shall be reimbursed to the Surviving Corporation at Closing or as soon as practicable thereafter, but in any event within two years after the Closing Date. Any such amount due the Surviving Corporation and not paid at Closing shall be referred to as the "Expense Deficit."
Purchaser may set off against payments due New Enviroq for the amount of the Expense Deficit pursuant to the terms of Section 2.13 hereof. Neither Enviroq nor New Enviroq shall be responsible for any expenses incurred by Purchaser in connection with the transactions contemplated hereby.

     Section 2.13 Offset for Expense Deficit. The Purchaser shall be entitled to withhold payment of and to make offset against, the amounts due pursuant to Section 3.4(b) (relating to payments for a consulting agreement) for the Expense Deficit until such Expense Deficit is reduced to zero.

                          ARTICLE III
                    ADDITIONAL TRANSACTIONS

     Section 3.1 Employment Agreement. At the Effective Time, Purchaser shall enter into an employment agreement with James J. Baird, Jr. ("Baird") employing Baird as President and Chief Operating Officer of the Surviving Corporation on terms that are no less favorable than the terms of Baird's current employment in the opinion of Baird and Purchaser.

     Section 3.2   Excluded Assets.  Notwithstanding any
provisions herein to the contrary, between the date of execution and the Closing Date, Enviroq shall remove from its direct ownership, the assets identified on Schedule 3.2 hereto. It is anticipated that such assets will be distributed to a newly created, wholly-owned subsidiary of Enviroq ("New Enviroq"), the stock of which will be distributed to the Enviroq Shareholders immediately prior to the Effective Time. Such assets shall include the corporate name and trade name "Enviroq Corporation" and all rights related thereto.

     Section 3.3   Indemnification; Insurance.

          (a) Subject to the provisions of Section 3.3(c), from and after the Effective Time the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Enviroq or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Enviroq or any of its Subsidiaries ("Indemnified Liabilities"), pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this

Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the laws of its state of incorporation to indemnify its own directors, officers and employees, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Party may retain counsel satisfactory to it and Enviroq (or, after the Effective Time, the Surviving Corporation), (ii) Enviroq (or, after the Effective Time, the Surviving Corporation) will pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, and (iii) Enviroq (or, after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Enviroq nor, after the Effective Time, the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 3.3 upon learning of any such claim, action, suit, proceeding or investigation, shall notify Enviroq or, after the Effective Time, the Surviving Corporation (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 3.3, except to the extent such failure prejudices such party), and shall, to the extent required by the laws of the indemnifying party's state of incorporation, deliver to Enviroq (or, after the Effective Time, the Surviving Corporation) any undertaking required prior to payment of expenses in advance of final disposition. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The provisions of this
Section 3.3 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          (b) Subject to the provisions of Section 3.3(c), for six
(6) years after the Effective Time, the Surviving Corporation shall use its good faith, best efforts to provide officers' and directors' liability insurance covering each director and employee of Enviroq who is currently covered by Enviroq's officers' and directors' liability insurance or will be so covered at the Effective Time with respect to actions and omissions occurring at or prior to the Effective Time (the "Insured Parties"), on terms no less favorable than such insurance maintained in effect by Enviroq on the date hereof in terms of coverage and amounts, and shall, as promptly as practicable after the Effective Time, furnish upon request evidence that such insurance has been purchased and paid in full.

          (c) Notwithstanding any obligation of this Section 3.3 to the contrary, the aggregate liability of the Surviving Corporation under this Section 3.3 shall be an amount equal to the officer and director trust liability reserve reflected on the Balance Sheet of Enviroq at the time of Closing ("The Fund"). The Surviving Corporation shall first apply The Fund in payment of tail coverage insurance pursuant to Subsection 3.3(b) hereof and the balance shall be used to satisfy the Surviving Corporation's indemnification obligations, if any, under Subsection 3.3(a) hereof. In the event The Fund is exhausted in satisfying obligations under this Section 3.3 prior the expiration of six (6) years following the Effective Time, Surviving Corporation shall not permit any tail coverage insurance to lapse without first providing the former Enviroq officers and directors at least sixty (60) days' notice and the opportunity to continue such insurance in full force and effect for the six (6) year period.

     Section 3.4   Covenant Not to Compete and Consulting
Agreements.

          (a) Purchaser, for and in consideration of the agreement of New Enviroq, and the Principal Shareholders not to compete with Purchaser as defined in Exhibit "B" hereof for a period of five (5) years following the Closing Date, shall deliver to New Enviroq the Subordinated Promissory Note. The agreement not to compete shall be in form and substance as set forth on Exhibit "B" hereto.

          (b) Purchaser, for and in consideration of the agreement of New Enviroq to consult with Purchaser following the Closing, shall pay to New Enviroq the sum of $1,000,000, in the aggregate, payable $200,000 per year beginning on the first anniversary of the Closing Date and on or before each anniversary of the Closing Date in each successive year until the aggregate amount of $1,000,000 is paid in full. The terms of the consulting agreement shall be in form and substance as set forth on Exhibit "C" hereto.

     Section 3.5 Continuing Obligations. Except as otherwise expressly provided herein, following the effectuation of the Merger, the Surviving Corporation shall be responsible for all obligations and liabilities of Enviroq existing at the time of Closing, including any obligations which may result from the acceleration of payments due under the City of Jacksonville, Florida, Industrial Development Revenue Bonds, Series A (Insituform Southeast, Inc. Project) dated as of December 10, 1985.

                          ARTICLE IV
                           COVENANTS

     The Parties agree as follows with respect to the period from and after the execution of this Agreement:

     Section 4.1 General. Each of the Parties will use (and will cause all other Parties within their control to use) their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article V below), except where such action, in the case of Enviroq, would violate the fiduciary duties of Enviroq's Board of Directors to Enviroq's stockholders.

     Section 4.2 Notices and Consents. Each of the Parties will give any notices (and will cause any of the Parties within their control to give any notices) to third parties, and will use their best efforts to obtain (and will cause each of the Parties within their control to use their best efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

     Section 4.3 Approval of Stockholders of Enviroq. As soon as practicable after the execution of this Agreement, Enviroq will take all actions necessary in accordance with applicable law, NASDAQ rules, this Agreement and Enviroq's Certificate of Incorporation and By-Laws to duly call and cause to be held a special meeting of its stockholders (the "Special Meeting") for the purpose of approving this Agreement, the Merger and, to the extent necessary, any other matters or transactions contemplated hereby. Unless the Board of Directors of Enviroq determines in good faith based upon advice of its outside counsel, that such recommendation would violate the fiduciary duties of the Board of Directors of Enviroq to Enviroq's stockholders, the Board of Directors of Enviroq shall recommend that such stockholders vote for the approval of this Agreement and the Merger.

     Section 4.4   Proxy Statement, Registration Statement, Etc.

          (a) In connection with the Special Meeting, Enviroq shall promptly prepare a proxy statement for submission to the stockholders of Enviroq in connection with the Special Meeting. As promptly as practicable, Enviroq shall file such proxy statement in preliminary form with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall use its best efforts to obtain and respond to any comments thereof by the SEC or its staff. Enviroq shall thereafter promptly mail to its stockholders the proxy statement in definitive form (as amended or supplemented, together with all information incorporated by reference therein, the "Proxy Statement"). Purchaser shall promptly furnish Enviroq with all information concerning its business and financial statements and affairs which, in the reasonable judgment of Enviroq or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement.

          (b) Enviroq shall promptly prepare and file with the SEC, pursuant to the Securities Act of 1933, as amended (the "Securities Act") (or, if counsel for Enviroq deems it appropriate, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")), a registration statement (which registration statement, in the form it is declared effective under the Securities Act by the SEC, together with any and all amendments or supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") with respect to the shares of stock of New Enviroq to be issued in connection with the transactions described in Section 3.2 hereof and shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act (or, if appropriate, the Exchange Act) by the SEC as promptly as practicable. Purchaser shall promptly furnish Enviroq with all information concerning its business and financial statements and affairs which, in the reasonable judgment of Enviroq or its counsel, may be required or appropriate for inclusion in the Registration Statement and shall take such other action as Enviroq may reasonably request in connection with the Registration Statement.

     Section 4.5 Regulatory Matters and Approvals. Each of the Parties will (and will cause all other Parties within their control to) give any notices to, make any filings with, and use their best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in this Agreement. Without limiting the generality of the foregoing, each of the Parties will file (and will cause each of the Parties within their control to file) any notification that may be required by the SEC and any state securities laws or regulations and Notification and Report Forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use their best efforts to obtain (and will cause each of the Parties within their control to use their best efforts to obtain) an early termination of the applicable waiting period, and will make (and will cause each of the Parties within their control to make) any further filings pursuant thereto that may be necessary, proper, or advisable.

     Section 4.6   Operation of Business.

          (a) From the date hereof to the Closing Date, except for transactions which are expressly approved in writing by Purchaser, the transactions expressly contemplated by Section 3.2 and the transactions disclosed on Schedules hereto, Enviroq shall refrain from:

              (i) Subjecting any of its assets and properties, tangible or intangible, to any lien of any kind, exclusive of liens arising as a matter of law in the Ordinary Course of Business as to which there is no known default;

              (ii) Except for sales of inventory in the Ordinary
Course of Business, selling, assigning, transferring or otherwise disposing of any material amount of Enviroq's assets and properties;

              (iii) Declaring or paying any dividend, whether in cash or other property, or effecting or permitting any other distribution of any kind on or with respect to any of the capital stock of Enviroq;

              (iv) Taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to Enviroq's representations and warranties herein; and

              (v) Making or becoming obligated to make any capital expenditures requiring, in the aggregate, the expenditure of more than $20,000.

          (b) From the date hereof to the Closing Date, Enviroq shall:

              (i) Maintain its properties and activities insured in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

              (ii) Maintain, consistent with past practice, Enviroq's properties in good repair, order and condition, reasonable wear and tear excepted, and use reasonable efforts to preserve Enviroq's possession and control of all of its assets and properties;

              (iii) Use reasonable efforts to keep in faithful service the present officers and employees of Enviroq and to preserve the goodwill of those having business relations with Enviroq;

              (iv) Maintain the books, accounts and records of Enviroq in a manner consistent with past practice;

              (v)  Comply with all applicable laws, rules,
regulations and ordinances relating to Enviroq or to the conduct of its business;

              (vi) Maintain such quantities of goods, supplies and materials as will enable the Surviving Corporation to operate consistent with Enviroq's past practices; and

              (vii) Operate only in the Ordinary Course of Business (including, without limitation, acquisition of contracts to provide goods and services, the collection of receivables and payment of payables) and use its reasonable efforts to preserve its business organization intact, including the goodwill of its suppliers, customers and others having business relations with Enviroq.

     Section 4.7 Access to Books and Records. Enviroq will (and will cause each of its Subsidiaries, specifically excluding New Enviroq, to) permit representatives of Purchaser and its lenders to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Enviroq and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of Enviroq and its Subsidiaries in accordance with reasonable procedures required by Enviroq that are designed to minimize the impact on Enviroq's business. Purchaser will treat and hold as such any Confidential Information it receives from any of Enviroq and its Subsidiaries in the course of the reviews contemplated by this Section 4.7, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Enviroq all tangible embodiments (and all copies) thereof which are in its possession, in addition to the restrictions contained in Section 6.4 hereof.

     Section 4.8 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of their own warranties in Articles VII and VIII below. Such disclosure by Enviroq pursuant to this Section 4.8 shall be deemed to amend or supplement the disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant unless Purchaser objects to the information contained in such disclosure as provided in Section 6.3 below.

                           ARTICLE V
               CONDITIONS TO OBLIGATION TO CLOSE

     Section 5.1   Conditions to Obligations of Purchaser and
Merger Subsidiary.  The obligation of Purchaser and Merger
Subsidiary to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The warranties of Enviroq set forth in Article VII below shall be true and correct in all material respects at and as of the Closing Date, except in such respects as do not materially and adversely affect the business, financial condition, operations, or prospects of Enviroq, and except as provided in Section 6.3 hereof;

          (b) Enviroq shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) Enviroq and its Subsidiaries shall have procured all of the third party consents that may be required to consummate the transactions contemplated hereby, except for any consents the failure of which to obtain would not have a material adverse effect on the business or financial condition of Enviroq and its Subsidiaries;

          (d) No action, suit, or proceeding shall be pending or, to the Knowledge of the Enviroq officers and directors, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) Enviroq shall have delivered to Purchaser and Merger Subsidiary a certificate to the effect that each of the conditions specified in Subsections 5.1 (a), (b), and (c) above has been satisfied;

          (f) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies required to consummate the transactions contemplated hereby;

          (g) Purchaser and Merger Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq and its Subsidiaries other than those whom Purchaser shall have specified in writing at least thirty (30) days prior to the Closing, and other than James J. Baird, Jr., who shall serve as President and Chief Operating Officer of the Surviving Corporation;

          (h) Purchaser shall have received from counsel to Enviroq an opinion addressing customary issues regarding this Agreement and the transactions contemplated hereby reasonably satisfactory to Purchaser, in the form of the opinion accord of the Business Law Section of the Florida Bar Association addressed to Purchaser and dated as of the Closing Date;

          (i) All actions to be taken by Enviroq in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser and Merger Subsidiary;

          (j) New Enviroq and the Principal Shareholders shall have executed and delivered to Purchaser the Covenant Not to Compete described in Section 3.4(a) hereof; and

          (k) New Enviroq shall have executed and delivered to Purchaser the Consulting Agreement described in Section 3.4(b) hereof.

Purchaser and Merger Subsidiary may waive any condition specified in this Section 5.1 by execution of a writing so stating at or prior to the Closing.

     Section 5.2 Conditions to Obligation of Enviroq. The obligation of Enviroq to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) The warranties of Purchaser set forth in Article
VIII hereof above shall be true and correct in all material respects at and as of the Closing Date;

          (b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) No action, suit, or proceeding shall be pending or, to the Knowledge of the officers and directors, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) Each of Purchaser and Merger Subsidiary shall have delivered to Enviroq a certificate to the effect that each of the conditions specified in Subsections 5.2 (a) and (b) above has been satisfied;

          (e) This Agreement and the Merger shall have received the Requisite Stockholder Approval;

          (f) The Registration Statement described in Section
4.4(b) hereof shall have been declared effective and no stop order with respect thereto shall be in effect;

          (g) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies required to consummate the transactions contemplated hereby;

          (h) Enviroq shall have received, on or before the date the Proxy Statement is mailed to the stockholders of Enviroq, an opinion of Enviroq's investment banker in form and substance reasonably satisfactory to Enviroq's Board of Directors and dated the date of the Proxy Statement, to the effect that, as of the date thereof, the Merger is fair to the Enviroq Shareholders from a financial point of view (the "Fairness Opinion"), and such Fairness Opinion shall not have been withdrawn on or before the Effective Time;

          (i) Enviroq shall have received from counsel to Purchaser and Merger Subsidiary an opinion addressing customary issues regarding this Agreement and the transactions contemplated hereby reasonably satisfactory to Enviroq, addressed to Enviroq, and dated as of the Closing Date;

          (j) All actions to be taken by Purchaser and Merger Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Enviroq;

          (k) Purchaser shall have executed and delivered to New
Enviroq the Covenant Not to Compete and the Subordinated Promissory Note described in Section 3.4(a) hereof; and

          (l) Purchaser shall have executed and delivered to New
Enviroq the Consulting Agreement described in Section 3.4(b) hereof.

Enviroq may waive any condition specified in this Section 5.2 by execution of a writing so stating at or prior to the Closing.

                          ARTICLE VI
                          TERMINATION

     Section 6.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of Purchaser and Enviroq at any time prior to the Effective Time; or

          (b) by Enviroq at any time prior to the Effective Time, if there has been a material breach of a warranty, covenant, or agreement of Purchaser; or

          (c) by Purchaser at any time prior to the Effective Time, if Enviroq elects not to cure (or fails to cure within the applicable time period) the Objections (as defined in Section 6.3 below) and the cost of curing such Objections exceeds $250,000 in the aggregate; or

          (d) by Enviroq or Purchaser at any time prior to the Effective Time, if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligation to consummate the transactions contemplated hereby, or if the Closing has not occurred by February 28, 1995; provided, however, that if a Party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby, that Party shall not be entitled to terminate this Agreement pursuant to this Subsection 6.1 (d); or

          (e) by Enviroq, if prior to obtaining Requisite Stockholder Approval, Enviroq receives a firm offer with respect to an acquisition transaction on terms more favorable to Enviroq Shareholders than are provided for herein and the Board of Directors of Enviroq determines in good faith, based upon the advice of counsel, that to proceed with the transactions contemplated hereby would violate the fiduciary duties of the Enviroq Board of Directors to Enviroq Shareholders; or

          (f) by Purchaser, if within the three (3) Business Days immediately following the day on which Purchaser receives a complete set of definitive Schedules to be provided pursuant to the preamble to Article VII hereof, Purchaser determines in its sole and absolute discretion that such Schedules are unacceptable and so notifies Enviroq. Purchaser's right of termination pursuant to this Subsection 6.1(f) is in addition to and not in lieu of its right to terminate this Agreement pursuant to Section 6.1(c).

     Section 6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions of Sections 6.4 and 6.5 hereof shall survive any such termination, and provided, further, that (i) if the Agreement is terminated by Enviroq pursuant to Section 6.1(e) above, Enviroq shall pay to Purchaser the sum of $500,000.00 in respect of Purchaser's expenses, liabilities and costs associated with the transactions contemplated by this Agreement; and (ii) if the Agreement is terminated by Purchaser for any reason other than as provided in Sections 6.1(c) or 6.1(f) hereof, and Enviroq has complied with all material terms and conditions of this Agreement, Purchaser shall pay $500,000.00 to Enviroq in respect of its expenses, liabilities and costs associated with the transactions contemplated by this Agreement. In such event, this remedy shall be exclusive and in lieu of all other rights or remedies available to Purchaser and Enviroq, except those obligations set forth in Sections 6.4 and 6.5.

     Section 6.3 Objections to Breaches by Enviroq. Purchaser shall within five (5) days of discovery notify Enviroq of any alleged breach of representation, warranty, covenant or agreement in this Agreement arising prior to the Closing (an "Objection"). Enviroq, upon receipt of such notice, may elect to cure such Objections. In such event, Enviroq shall provide written notice of its intent to cure the Objections within five (5) days of its receipt of the Objections and shall cure the Objections within twenty (20) days thereafter (or as soon thereafter as may be practicable if such Objections cannot be cured within twenty (20) days, but in no event later than forty-five (45) days). If the cost of cure exceeds $250,000 in the aggregate, Purchaser's only remedy shall be to terminate this Agreement pursuant to Section 6.1 above. Notwithstanding anything contained herein to the contrary, Purchaser shall not be entitled to terminate this Agreement pursuant to Section 6.1 above if the cost to cure all Objections does not exceed $250,000 in the aggregate.

     Section 6.4 Confidentiality Upon Termination. In the event of any termination of this Agreement for any reason, including any breach by the other Party, Enviroq, Purchaser and Merger Subsidiary shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of the other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other obtained pursuant to or in connection with the Merger which is not generally known to the trade or a matter of public knowledge for the earlier to elapse of the following periods:

          (a) Three (3) years from the date hereof; or

          (b) Such earlier time as the information:

              (i) is or hereafter becomes ascertainable from public or published information or trade sources or is otherwise readily ascertainable from the marketplace other than as a result of a disclosure by the other Party or its representatives; or

              (ii) is obtained rightfully by a Party from a third party or parties without restriction, provided that such source is not bound by this or any other confidentiality agreement of which, after inquiry, the Party is aware.

     Section 6.5   Non-Solicitation of Employees After
Termination. In the event of any termination of this Agreement for any reason, Purchaser and Merger Subsidiary, and Enviroq and New Enviroq shall refrain from and shall not, directly or indirectly, for a period of one (1) year following such termination solicit any of the employees of any other Party to this Agreement to terminate their employment, with such other Party.

                          ARTICLE VII
                     WARRANTIES OF ENVIROQ

     Enviroq warrants to Purchaser that the statements contained in this Article VII as modified by the Schedules referenced herein which (other than Schedules 3.2 and 7.7 which are attached hereto) are to be delivered by Enviroq to the Purchaser within twelve (12) Business Days after the execution of this Agreement (such date of delivery hereinafter referred to as the "Schedule Delivery Date"), are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VII).

     Section 7.1 Organization, Qualification, and Corporate Power. Each of Enviroq and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Enviroq and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries. Each of Enviroq and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 7.1 lists the directors and officers of each of Enviroq and its Subsidiaries (specifically excepting New Enviroq).

     Section 7.2 Capitalization. The entire authorized common capital stock of Enviroq consists of 15,000,000 Enviroq Shares, of which 4,865,387 Enviroq Shares are issued and outstanding and 51,404 Enviroq Shares are held in treasury. All of the issued and outstanding Enviroq Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth on
Schedule 7.2 , there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Enviroq to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Enviroq.

     Section 7.3   Non-contravention.  Except as set forth on
Schedule 7.3 , neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Enviroq or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of Enviroq or any of its Subsidiaries or (ii) except with respect to those agreements for which consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Enviroq or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on Schedule 7.3, neither Enviroq nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     Section 7.4   Brokers' Fees.  None of Enviroq or any of its
Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 7.5   Title to Assets.  Except as set forth on
Schedule 7.5, Enviroq and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     Section 7.6 Subsidiaries. Schedule 7.6 sets forth for each Subsidiary, other than New Enviroq, of Enviroq (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Enviroq have been duly authorized and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 7.6, one of Enviroq and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Enviroq, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as disclosed on Schedule 7.6(a), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Enviroq or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Enviroq to issue, sell, or otherwise cause to become outstanding any of its own capital stock. Except as disclosed on Schedule 7.6(a), there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Enviroq. Except as specifically provided in this Agreement or with respect to the Principal Shareholders as disclosed to Purchaser on or before the date hereof, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Enviroq. Except as set forth on Schedule 7.6, none of Enviroq and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Enviroq.

     Section 7.7 Financial Statements. Schedule 7.7 includes the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended March 28, 1992, March 27, 1993, and March 26, 1994 (the "Most Recent Fiscal Year End") for Enviroq and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income, and cash flows (the "Most Recent Financial Statements") as of and for the three months and year to date period ended September 30, 1994 (the "Most Recent Fiscal Month End"), for Enviroq and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Enviroq and its Subsidiaries as of such dates and the results of operations of Enviroq and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the Most Recent Financial Statements accurately reflect anticipated costs to complete all contracts pursuant to which Enviroq or any of its Subsidiaries (other than Synox Corporation) have agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the Financial Statements for the Most Recent Fiscal Year End.

     Section 7.8 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, except as set forth on
Schedule 7.7 or 7.8 or with respect to the proposed transfer of the Excluded Assets contemplated by Section 3.2, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth on Schedule 7.8, since that date:

          (a) none of Enviroq or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of Enviroq or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (c) no party (including any of Enviroq and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Enviroq or any of its Subsidiaries is a party or by which any of them is bound;

          (d) none of Enviroq or any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (e) none of Enviroq or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (f) none of Enviroq or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (g) Enviroq and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $20,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (h) none of Enviroq or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the charter or bylaws of any of Enviroq or any of its Subsidiaries;
          (j) none of Enviroq or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (k) none of Enviroq or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of Enviroq or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) none of Enviroq or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) none of Enviroq or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (o) none of Enviroq or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (p) none of Enviroq or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of Enviroq or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (r) none of Enviroq or any of its Subsidiaries has committed to any of the foregoing.

     Section 7.9 Undisclosed Liabilities. Except as set forth on Schedule 7.9, none of Enviroq or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth in the Most Recent Balance Sheet and
(ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

     Section 7.10  Legal Compliance.  Except as set forth on
Schedule 7.10, each of Enviroq and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries.

     Section 7.11  Tax Matters.  Except as set forth on Schedule
7.11:

          (a) Each of Enviroq and its Subsidiaries has duly filed or caused to be filed on or before the due date thereof with the appropriate taxing authorities, all Tax Returns that it is required to file; (ii) each such Tax Return (including any amendment thereto) is true, correct and complete in all material respects; and, (iii) all Taxes of Enviroq and each of its Subsidiaries due with respect to, or shown to be due on, each such Tax Return (or amendment) or subsequent assessment with regard thereto, have been timely paid. No other Taxes of Enviroq or any of its Subsidiaries (whether or not shown on any Tax Return) are due with respect to any taxable periods or portions of periods ending on or before the Closing Date.

          (b) There is no material dispute or claim concerning any Tax liability of any of Enviroq and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of Enviroq and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

          (c) The unpaid Taxes of Enviroq and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Enviroq and its Subsidiaries in filing their Tax Returns.

     Section 7.12  Real Property.

          (a) Schedule 7.12 lists and describes briefly all real property that any of Enviroq and its Subsidiaries owns. Except as set forth on Schedule 7.12 and for the Excluded Property, with respect to each such parcel of owned real property:

              (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for (A) installments of special assessments not yet delinquent, and (B) recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character, none of which affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

              Inva there are no pending or, to the Knowledge of any of the Enviroq directors and officers of Enviroq and its Subsidiaries, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

              (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land;

              (iv) all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

              (v) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

              (vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

              (vii) there are no parties (other than Enviroq and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 7.na who are in possession of space to which they are entitled;

              (viii)    the plumbing, HVAC, electrical and
mechanical systems located in the facilities are all in good repair, order and condition subject to reasonable wear and tear;
and

              (ix) there are no pending or, to the Knowledge of the officers and directors of Enviroq or any of its Subsidiaries, threatened insurance claims with respect to the properties.

          (b) Schedule 7.12 lists and describes briefly all real property leased or subleased to any of Enviroq and its Subsidiaries. On or before the Schedule Delivery Date, Enviroq will deliver to Purchaser correct and complete copies of the leases and subleases listed on Schedule 7.12 (as amended to date) which shall be deemed to be Schedules for purposes of Section 6.1(f) hereof. Except as set forth on Schedule 7.12, with respect to each material lease and sublease listed on Schedule 7.12:

              (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;


              (ii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

              (iii)     no party to the lease or sublease has
repudiated any material provision thereof;

              (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (vn none of Enviroq or any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

              (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     Section 7.13  Intellectual Property.

          (a) To the best of the Knowledge of their directors and officers, none of Enviroq or any of its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect. To the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of Enviroq and its Subsidiaries in any material respect.

          (b) Schedule 7.13 identifies each material item of Intellectual Property that any third party owns and that any of Enviroq and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. On or before the Schedule Delivery Date, Enviroq will deliver to Purchaser, or make available for Purchaser's review, correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date), which shall be deemed to be Schedules for purposes of
Section 6.1(f) hereof. With respect to each item of Intellectual Property required to be identified in Schedule E:

              (i)  the license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

              (ii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

              (iii)     no party to the license, sublicense,
agreement, or permission has repudiated any material provision thereof; and

              (iv) none of Enviroq and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     Section 7.14 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Enviroq and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     Section 7.15 Inventory. The inventory of Enviroq and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the Ordinary Course of Business of Enviroq and its Subsidiaries.

     Section 7.16 Contracts. Schedule 7.16 lists the following contracts and other agreements to which any of Enviroq and its Subsidiaries is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (e) any material agreement concerning confidentiality or noncompetition;

          (f) any material agreement with any Affiliates of Enviroq;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing material severance benefits;

          (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (j) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries not identified on any other Schedule hereto; and

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

On or before the Schedule Delivery Date, Enviroq will deliver to Purchaser, or make available for Purchaser's review, a correct and complete copy of each written agreement listed in Schedule 7.16
(as amended to date), which shall be deemed to be Schedules for purposes of Section 6.1(f) hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 7.16. Except as set forth on Schedule 7.16, to the Knowledge of any of the directors and officers of Enviroq, with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

     Section 7.17 Notes and Accounts Receivable. All notes and accounts receivable of Enviroq and its Subsidiaries (other than those which would be due to New Enviroq) are reflected properly on their books and records, are valid receivables, are current and collectible, except for amounts which would be due to New Enviroq, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of Enviroq and its Subsidiaries.

     Section 7.18 Insurance. Schedule 7.18 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Enviroq and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

          (a) the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (c) the policy number and the period of coverage;

          (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither any of Enviroq and its

Subsidiaries nor any other party to the policy is in material breach or default (including, but not limited to, with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof.
Schedule 7.18 describes any material self-insurance arrangements affecting any of Enviroq and its Subsidiaries.

     Section 7.19 Litigation. Schedule 7.19 sets forth each instance in which any of Enviroq and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of such officers and directors, no reasonable basis therefor exists.

     Section 7.20 Employees. To the Knowledge of the directors and officers of Enviroq and its Subsidiaries, no executive, key employee, or significant group of employees plans to terminate employment with any of Enviroq and its Subsidiaries during the next four months. None of Enviroq and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

     Section 7.21  Employee Benefits.

          (a) Schedule 7.21 lists each Employee Benefit Plan that any of Enviroq and its Subsidiaries maintains or to which any of Enviroq and its Subsidiaries contributes. Except as set forth on
Schedule 7.21:

              (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (ii) All required reports and descriptions
(including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Enviroq and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (iv) Each such Employee Benefit Plan which is an
Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

              (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

              (vi) Prior to the Schedule Delivery Date, Enviroq will deliver to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (b) Except as set forth on Schedule 7.21, with respect to each Employee Benefit Plan that any of Enviroq and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

              (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer

Plan) has been instituted or, to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, threatened.

               Inv There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, threatened.

              (iii) None of Enviroq or any of its Subsidiaries has incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) None of Enviroq or any of its Subsidiaries contribute to, ever has contributed to, or ever has been required to contribute to any Multi-employer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multi-employer Plan.

          (d) None of Enviroq or any of its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

     Section 7.22  Guaranties.  Except as set forth on Schedule
7.22, neither Enviroq nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     Section 7.23 Environment, Health, and Safety. Except as set forth on Schedule 7.23,

          (a) Each of Enviroq and its Subsidiaries (A) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply, (B) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws, (C) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws, and (D) each of Enviroq and its Subsidiaries will provide Purchaser, within twelve (12) Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by Enviroq or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 6.1(f) hereof.

          (b) None of Enviroq and its Subsidiaries has any material liability and none of Enviroq, its Subsidiaries, and their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     Section 7.24  Registration Statement and Proxy Statement.
None of the information supplied or to be supplied by or on behalf of Enviroq or New Enviroq for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the date mailed to Enviroq Shareholders , and at the time of the Special Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                         ARTICLE VIII
                    WARRANTIES OF PURCHASER

     Purchaser warrants to Enviroq that the statements contained in this Article VIII are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
VIII).

     Section 8.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. Upon its formation, the Merger Subsidiary will be a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     Section 8.2 Financing. Purchaser shall have furnished to Enviroq correct and complete copies of written commitments from third parties (the "Financing Commitments") committing to provide Purchaser with all of the financing they will require in order to consummate the Merger.

     Section 8.3 Authorization of Transaction. Purchaser has, and upon its formation Merger Subsidiary will have, full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions.

     Section 8.4 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser or the Merger Subsidiary is subject or any provision of the charter or bylaws of Purchaser, or the Merger Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other arrangement to which any of Purchaser, or the Merger Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Hart-Scott-Rodino Act and the corporation laws of the State of Delaware, neither Purchaser, nor the Merger Subsidiary need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     Section 8.5 Brokers' Fees. Neither Purchaser, nor Merger Subsidiary have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Enviroq and its Subsidiaries could become liable or obligated.

     Section 8.6   Registration Statement and Proxy Statement.
None of the information supplied or to be supplied by or on behalf of Purchaser for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the date mailed to Enviroq Shareholders , and at the time of the Special Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                          ARTICLE IX
             LIMITED SURVIVAL AND INDEMNIFICATION

     Section 9.1 Survival. As provided in this Article IX, the representations, warranties, covenants and agreements Enviroq set forth in this Agreement shall survive the Closing and the Merger and the consummation of the other transactions contemplated herein notwithstanding any examination made for or on behalf of Purchaser for a period of one (1) year.

     Section 9.2   Indemnification by New Enviroq.

          (a) By execution of this Agreement, New Enviroq agrees to indemnify the Purchaser and the Surviving Corporation and their respective successors and assigns and hold them harmless against and in respect of:

              (i) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation or violation of any representation or warranty by Enviroq or New Enviroq made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to the Purchaser by or on behalf of Enviroq or New Enviroq under or pursuant to this Agreement or the transactions contemplated herein, provided, however, New Enviroq shall be liable pursuant to this Section 9.2(a)(i) only if any director or officer of Enviroq had Knowledge or reasonably should have known (without investigation), operating in the Ordinary Course of Business, of such misrepresentation or violation.

              (ii) any and all costs, expenses and all other actual damages incurred by them in remedying any misrepresentation or violation described above, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs reasonably incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages (as defined below).

          (b) Any and all of the items set forth in Section 9.2(a) for which Purchaser or the Surviving Corporation is entitled to be indemnified hereunder are collectively referred to as "Damages."

     Section 9.3 Right of Offset. The Purchaser shall be entitled from time to time to withhold payments of and to make offsets against, the principal and interest payable pursuant to the Subordinated Promissory Note for all Damages for which Purchaser or the Surviving Corporation has a right of indemnification hereunder. The right of offset shall be Purchaser's sole right to recovery pursuant to this Article IX.

     Section 9.4 Withholding and Offset Procedure. When Purchaser learns that it or the Surviving Corporation has suffered any Damages for which Purchaser may have the withholding and offset rights hereunder, Purchaser shall notify the holder of the Subordinated Promissory Note in writing of the claim, specifying therein the reasons why it believes that the withholding and offset rights apply, the amount claimed and the basis on which the amount has been calculated (the "Notice of Claim"). Upon the giving of such Notice of Claim and thereafter, the Purchaser may withhold payment only after it has actually incurred Damage (in the following order) of (i) principal on the Subordinated Promissory Note up to the amount claimed in the Notice of Claim, and (ii) interest on the Subordinated Promissory Note with respect to such claimed amount.

     Section 9.5   Limitations on Indemnification by New Enviroq.

          (a) Time Limitation. Notwithstanding the other provisions of this Article IX, New Enviroq shall not be liable to indemnify Purchaser or the Surviving Corporation following the Closing Date for Damages unless the Purchaser delivers a Notice of Claim to New Enviroq not later than the first anniversary of the Closing Date.

          (b) Limitations on Amount.

              (i)  Notwithstanding the other provisions of this
Article IX, New Enviroq shall not be liable to indemnify the Purchaser or the Surviving Corporation for Damages unless and until the aggregate amount of otherwise indemnifiable Damages suffered by Purchaser or the Surviving Corporation (including Objections pursuant to Section 6.3 hereof) is in excess of $250,000 in which case Purchaser and the Surviving Corporation shall be entitled to indemnification for all Damages incurred in excess of such amount.

              (ii) The aggregate amount of Damages which may give rise to an indemnification or other claim under this Agreement by Purchaser or the Surviving Corporation shall be limited to the unpaid amounts payable by Purchaser under the Subordinated
Promissory Note.

                           ARTICLE X
                      GENERAL PROVISIONS

     Section 10.1 Nonsurvival of Representations and Warranties. Except as expressly provided in Article IX hereof, none of the representations and warranties in this Agreement shall survive the Effective Time of the Merger but shall survive the termination of this Agreement.

     Section 10.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party at the earliest possible time prior to making the disclosure).

     Section 10.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Articles II and III above concerning payment of the Merger Consideration and certain additional agreements are intended for the benefit of Enviroq Shareholders and directors and officers.

     Section 10.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 10.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

     Section 10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 10.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.8 Notices. Notices to be given to Purchaser or Merger Subsidiary hereunder shall be in writing, and delivered personally to the designated officer of Purchaser, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to Purchaser, or Merger Subsidiary at:

          Insituform Mid-America, Inc.
          17988 Edison Avenue
          Chesterfield, Missouri  63005
          Attention: Chairman of the Board
          Telephone Number: (314) 532-6137
          Facsimile Number: (314) 537-1214

with a copy to:

          Thompson & Mitchell
          One Mercantile Center, Suite 3400
          St. Louis, Missouri  63101
          Attention: Thomas A. Litz, Esq.
          Telephone Number: (314) 231-7676
          Facsimile Number: (314) 342-1717

or to such other address as may be specified by Purchaser in writing.

     Notices to be given to Enviroq hereunder shall be in writing, and delivered personally to the designated officer of Enviroq, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to Enviroq at:

          Enviroq Corporation
          11511 Phillips Highway
          Post Office Box 41629
          Jacksonville, Florida 32224
          Attention: James J. Baird, Jr.
          Telephone Number: (904) 262-5802
          Facsimile Number:  (904) 292-3198

with a copy to:

          Martin, Ade, Birchfield & Mickler, P.A.
          Attention: Ralph H. Martin
          Suite 3000, One Independent Square
          Jacksonville, Florida 32202
          Telephone Number: (904) 354-2050
          Facsimile Number: (904) 354-5842

or to such other address as may be specified by Enviroq in writing.

     Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when transmitted. Notices delivered by mail shall be effective upon the acceptance or rejection by the person to whom they are addressed.

     Section 10.9  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware .

     Section 10.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 10.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     Section 10.13 Incorporation of Exhibits and Schedules.  The
Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                          ARTICLE XI
                          DEFINITIONS

     Section 11.1 "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including reasonable court costs and reasonable attorneys' fees and expenses.

     Section 11.2 "Affiliate" has the meaning set forth in the regulations promulgated under the Exchange Act.

     Section 11.3 "Business Day" means each day on which national banks in the Jacksonville, Florida area are open for business.

     Section 11.4 "Certificate of Merger" has the meaning set forth in Section 2.10 hereof.

     Section 11.5  "Closing" has the meaning set forth in Section
2.9 hereof.

     Section 11.6  "Closing Date" has the meaning set forth in
Section 2.9 hereof.

     Section 11.7 "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

     Section 11.8  "Confidential Information" means any
information concerning the businesses and affairs of a Party that is not already generally available to the public or became known to the other Party prior to commencement of discussions or negotiations with respect to the Merger.

     Section 11.9  "Delaware General Corporation Law" means Title
8 of the Delaware Code, as amended.

     Section Error "Effective Time" has the meaning set forth in
Section 2.1 hereof.

     Section 11.11 "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

     Section 11.12 "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     Section 11.13 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     Section 11.14 "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste into ambient air, surface water, ground water, or lands or otherwise relating to the-manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

     Section 11.15 "Enviroq" has the meaning set forth in the preface on page 1 hereof.

     Section 11.16 "Enviroq Share" means any share of the Common
Stock, $0.44 par value per share, of Enviroq.

     Section 11.17 "Enviroq Shareholder" means any Person who or which holds any Enviroq Shares.

     Section 11.18 "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

     Section 11.19 "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community
Right to Know Act of 1986, as amended.

     Section 11.20 "Fiduciary" has the meaning set forth in ERISA
Section 3(21).

     Section 11.21 "Financial Statement" has the meaning set forth in Section 7.7 hereof.

     Section 11.22 "Financing Commitment" has the meaning set forth in Section 8.2 hereof.

     Section 11.23 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     Section 11.24 "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     Section 11.25 "Intellectual Property" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation),
(g) all other proprietary rights, and (h) all copies and tangible embodiments thereof in whatever form or medium.

     Section 11.26 "Knowledge" means actual knowledge without independent investigation.

     Section 11.27 "Merger Consideration" means an amount equal to $15,250,000.

     Section 11.28 "Merger Subsidiary" has the meaning set forth in the Preamble to this Agreement.

     Section 11.29 "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     Section 11.30 "Most Recent Financial Statements" has the meaning set forth in Section 7.7 hereof.

     Section 11.31 "Most Recent Fiscal Month End" has the meaning set forth in Section 7.7 hereof.

     Section 11.32 "Most Recent Fiscal Year End" has the meaning set forth in Section 7.7 hereof.

     Section 11.33 "Multi-employer Plan" has the meaning set forth in ERISA Section 3(37).

     Section 11.34 "Objection" shall have the meaning set forth in
Section 6.3 hereof.

     Section 11.35 "Ordinary Course of Business" means the ordinary course of business of the subject party consistent with its past custom and practice (including with respect to quantity and frequency).

     Section 11.36 "PBGC" means the Pension Benefit Guaranty
Corporation.

     Section 11.37 "Party" has the meaning set forth in the preface on page 1 hereof.

     Section 11.38 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

     Section 11.39 "Principal Shareholders" means SCE,
Incorporated, an Alabama corporation, and Marinelli Securities
Associates, a Florida general partnership.

     Section 11.40 "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     Section 11.41 "Purchaser" has the meaning set forth in the preface on page 1 hereof.

     Section 11.42 "Reportable Event" has the meaning set forth in ERISA Section 4043.

     Section 11.43 "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of the Enviroq Shares in favor of this Agreement and the Merger.

     Section 11.44  "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

     Section 11.45 "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than
(a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in Enviroq's or any Subsidiary's obligations with respect to the underlying agreements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     Section 11.46 "Subordinated Promissory Note" means the promissory note issued to New Enviroq referred to in Section 2.10 which shall be in form and substance as set forth on Exhibit "D" hereto.

     Section 11.47 "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns
(directly or indirectly) a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     Section 11.48 "Surviving Corporation" has the meaning set forth in Section 2.1 hereof.

     Section 11.49 "Tax Returns" means, collectively, (A) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes; and (B) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which Company or any Subsidiary participates; and the term "Tax Return" shall mean any one of the foregoing Tax Returns.

     Section 11.50 "Taxes" means, collectively, (A) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (B) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return; and the term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person (for example and without limitation, "Taxes of Enviroq"), the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                         INSITUFORM MID-AMERICA, INC.



                         BY: s/Jerome Kalishman
                            --------------------------------
                            Its  Chairman
                               -----------------------------
                                   "Purchaser"


                         ENVIROQ CORPORATION


                         BY: s/James Baird
                            --------------------------------
                            Its  President
                               -----------------------------
                                   "Enviroq"

                         IMA MERGER SUB, INC.


                         BY: s/Jerome Kalishman
                            --------------------------------
                            Its  Chairman
                               -----------------------------



                         NEW ENVIROQ CORPORATION


                         BY:  s/William Long
                            --------------------------------
                            Its  President
                               ----------------------------